UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2020 (December 31, 2019)

Gadsden Properties, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 North Hayden Road, Suite 235, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

480-530-3495

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

ITEM 8.01. OTHER EVENTS.

On December 31, 2019, Gadsden Growth Properties, L.P., (“GGPL”), a subsidiary of Gadsden Properties, Inc. (OTC Pink: GADS; TASE: GADS; “Gadsden”), entered into a Purchase and Sale Agreement with La Jolla Pacific Investments (“La Jolla”), a California limited liability company, pursuant to which, on December 31, 2019, La Jolla acquired 100% of GGPL’s interest in a limited liability company, Gadsden Jesse, LLC (the “LLC”), with La Jolla assuming ownership of and responsibility for all assets and liabilities of the LLC, including land commonly known as the “Jessie Lots” constituting approximately 13.68 gross acres and consisting of 94 residential lots, in exchange for the sum of Fifty Thousand Dollars ($50,000) and the assumption of all the LLC’s liabilities including outstanding loans from GCA Equity Partners LLC of approximately $1.8 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

GADSDEN PROPERTIES, INC.

Date: January 7, 2020	By:	/s/ John Hartman
John Hartman
Chief Executive Officer

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